Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



      We consent to the incorporation by reference in the Registration Statement on Form SB-2 (File No. 333-117903) of ProUroCare Medical Inc of our report dated January 20, 2005 (except as to Note 14, as to which the date is March 3, 2005), which appears on page F-1 of this annual report on Form 10-KSB for the year ended December 31, 2004.


                                              /s/ VIRCHOW, KRAUSE & COMPANY, LLP


Minneapolis, Minnesota
March 31, 2005